November 24, 1997



Mr. Richard W. Sorenson
President and Member
Southern Management Group, LLC
301 South Perimeter Park Drive, Suite 115
Nashville, Tennessee  37211


Dear Mr. Sorenson:

This is to confirm that the client-auditor relationship between Southeast Acquisitions I, L.P. (Commission File Number 0-16835), Southeast Acquisitions II, L.P. (Commission File Number 0-17680), and Southeast Acquisitions III, L.P. (Commission File Number 0-18454) and Ernst & Young LLP has ceased.


                                   Very truly yours,

                                   /s/Ernst & Young LLP

                                   ERNST & YOUNG LLP



cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, DC 20549

November 24, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read Item 4 of Form 8-K dated November 25, 1997 of Southeast Acquisitions III, L.P. and are in agreement with the statements contained in the second, third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                   /s/Ernst & Young LLP

                                   ERNST & YOUNG LLP